Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE

February 13, 2007

CONTACT:

John Erickson, Chief Financial Officer - (301) 951-6122

Tom McHale, Senior Vice President, Finance - (301) 951-6122

AMERICAN CAPITAL REPORTS $4.43 IN 2006 REALIZED EARNINGS

AMERICAN CAPITAL DECLARES $0.89 Q1 2007 DIVIDEND

ANNOUNCES 2007 DIVIDEND GUIDANCE OF $3.68 PER SHARE

Bethesda, MD – February 13, 2007 – American Capital Strategies Ltd. (NASDAQ: ACAS) announced today its first quarter 2007 dividend declaration, 2007 dividend and other guidance and its results for the fourth quarter and full year of 2006.

FIRST QUARTER 2007 DIVIDEND DECLARATION

American Capital’s Board of Directors has declared a first quarter 2007 regular dividend of $0.89 per share to record holders as of March 2, 2007, payable on April 2, 2007. This is an 11% increase over the first quarter 2006 regular dividend of $0.80 per share. American Capital has paid a total of $1.4 billion in dividends and paid or declared dividends of $23.33 per share since its August 1997 IPO at $15.00 per share. American Capital paid $3.33 in dividends per share for 2006 from ordinary taxable income, a 75% dividend payout ratio of 2006 Realized Earnings.

2007 DIVIDEND GUIDANCE

American Capital is forecasting total 2007 dividends of $3.68 per share to be paid from ordinary taxable income earned in 2007. This would represent an 11% growth over the total 2006 dividends of $3.33 per share. American Capital anticipates that its 2007 ordinary taxable income will exceed its dividends paid and it will elect to pay a 4% excise tax and retain its excess ordinary taxable income. The 2007 dividends per share are estimated to be in the following quarterly amounts: $0.91 for Q2, $0.92 for Q3 and $0.96 for Q4.

2007 OTHER GUIDANCE

The following guidance assumes the economic and capital market environment throughout 2007 remains substantially the same as in 2006.

American Capital is forecasting 15% to 25% growth in net asset value per share (“NAV”), $4.38 to $7.38 growth, to a value in the range of $33.80 to $36.80 per share by December 31, 2007. In addition, American Capital is forecasting that it will have between $17 billion and $23 billion of alternative assets under management by year end, of which $6 billion to $8 billion will be in funds managed by American Capital; the balance will be on American Capital’s balance sheet.

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American Capital

February 13, 2007

American Capital is forecasting the following first quarter 2007 per basic share results: $1.30 to $1.40 net increase in net assets resulting from operations (“Earnings”) and $0.78 to $0.82 in net operating income (earnings less appreciation, depreciation, gains and losses (“NOI”)).

2006 RESULTS

American Capital announced today its results for the quarter and year ended December 31, 2006. Earnings for the year increased 145% to $896 million in 2006, compared to $365 million for 2005. On a basic per share basis for the year, Earnings increased 80% to $6.63 per share for 2006 from $3.68 per share for 2005. On a basic per share basis for the quarter, Earnings increased 199% to $2.15 per share compared to $0.72 per share in the fourth quarter of 2005. In 2006, net portfolio appreciation and realized gains totaled $451 million compared to $28 million for 2005.

Earnings less unrealized appreciation and depreciation (“Realized Earnings”) increased 25% to $4.43 per share for 2006 compared to $3.53 per share for 2005. On a basic per share basis for the quarter, Realized Earnings increased 35% to $1.16 per share compared to $0.86 per share in the fourth quarter of 2005.

On a basic per share basis for the year, NOI decreased to $3.15 per share from $3.16 per share for 2005. On a basic per share basis, NOI decreased 5% to $0.78 per share for the fourth quarter of 2006, compared to $0.82 per share in the fourth quarter of 2005.

In the fourth quarter of 2006, American Capital received $19 million of revenue related to its and its wholly-owned portfolio companies’ management of European Capital, American Capital Equity I and a collateralized loan obligation (“CLO”).

“We had an outstanding year in 2006,” said Malon Wilkus, American Capital Chairman, President and CEO. “We produced a 25% Earnings return on average equity, while having one of the least levered balance sheets among financial institutions, at just under 1 to 1 debt to equity. Our performance in 2006 and our plans for 2007 give us the confidence to increase our forecasted dividend by 11% in 2007 to $3.68 per share and to project a growth of our book value of between $4.38 and $7.38 per share. As of today, we’ve grown our alternative assets under management to $11 billion, of which about $2 billion is in managed funds. We are pleased to note that an alternative asset manager has joined our public company ranks. We would like to congratulate Fortress (NYSE: FIG) on completing their IPO last week. They join American Capital as one of two U.S. publicly traded alternative asset managers and provide a good comparable company to our alternative asset management business. As we grow our alternative asset management business, we hope to obtain a valuation comparable to our asset management peers, which should provide significant value creation for our shareholders.”

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American Capital

February 13, 2007

Fourth quarter 2006 dividends were $0.88 per share, an 11% growth over the fourth quarter 2005 regular dividends of $0.79 per share. For the year, dividends were $3.33 per share compared to $3.08 per share in 2005, an 8% increase. In addition, American Capital retained $108 million of its ordinary taxable income and accrued a 4% excise tax in 2006. American Capital also retained its net capital gains for its tax year ended September 30, 2006 and paid a federal tax of $15 million, which is treated as a deemed distribution to shareholders. For the year, American Capital’s dividend payout ratio was 75% of Realized Earnings of $4.43 per basic share. American Capital’s NAV at December 31, 2006 was $29.42, a $5.05 or 21% growth over the December 31, 2005 NAV of $24.37.

For the year, American Capital invested $5.1 billion of capital and received $2.9 billion of proceeds from scheduled repayments and exits of portfolio investments. In addition, American Capital funds under management invested an additional $1.9 billion, for a total of $7 billion of investments in 2006. In 2006, American Capital had $470 million of net appreciation, depreciation, realized gains and losses. For the year, American Capital had net realized gains of $173 million and net appreciation of $297 million.

“Our portfolio is performing very well,” said Ira Wagner, Chief Operating Officer. “In 2006, our net appreciation from portfolio company investments totaled $276 million or $2.04 per basic share and our net gains from portfolio investments totaled $175 million or $1.30 per basic share. We continued to exit underperforming companies when we believed we could no longer add value. During 2006, we fully or partially exited 15 underperforming companies, realizing our losses and improving the aggregate quality of our remaining portfolio. Today, we believe we have the highest quality portfolio in our history, with tremendous appreciation potential.”

In the fourth quarter of 2006, American Capital invested $1.7 billion of capital and received $1.5 billion of proceeds from exits and repayments of portfolio investments. In the fourth quarter of 2006, American Capital had $199 million of net appreciation, depreciation, realized gains and losses. For the quarter, American Capital had net realized gains of $55 million and net appreciation of $144 million.

“Credit quality remains excellent,” said Chief Financial Officer John Erickson. “The economy in both the U.S. and Europe appears strong based on our review of the financial performance of our portfolio companies. Also, the loans underlying our CMBS portfolio are performing well so we believe that the credit issues in the sub-prime residential mortgage market are isolated to that market and a result of relaxed underwriting standards. In addition to strong portfolio performance in 2006, we had an outstanding year in the capital markets, capped off by receiving BBB, Baa and BBB investment grade ratings from Standard & Poor’s, Moody’s and Fitch, respectively. In addition to receiving $3 billion of capital exits and repayments from our portfolio in 2006, we raised $5 billion of total capital including $1 billion of common equity, $436 million in on balance sheet term securitization financing, $645 million in unsecured credit facilities, $300 million in secured credit facilities, $1 billion of committed equity capital at American Capital Equity I, €900 million credit facility for European Capital and $400 million in a CLO warehouse. The sources and flexibility of our capital have never been better.”

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American Capital

February 13, 2007

The weighted average effective interest rate on American Capital’s total investments in debt securities at the end of 2006 was 12.3%. At the end of 2006, loans totaling $183 million, with a fair value of $54 million, were on non-accrual. Delinquent and non-accruing loans to 14 portfolio companies totaled $195 million, or 4% of total loans at the end of 2006, compared to $186 million, or 5% of total loans at the end of 2005. The $54 million fair value of non-accrual loans represented 1% of total loans at fair value, at the end of 2006, compared to $48 million fair value of non-accrual loans representing 1% of total loans at fair value, at the end of 2005.

At the end of 2006, European Capital, managed by a wholly-owned consolidated subsidiary of American Capital, had $1.6 billion of capital resources. Since inception in September of 2005 through the end of 2006, European Capital has invested in 40 portfolio companies totaling $1.8 billion. European Capital declared a dividend for the fourth quarter of 2006, of which American Capital received dividend income totaling $20 million from its $654 million equity investment at cost in European Capital.

Since its August 1997 IPO through the fourth quarter of 2006, American Capital has earned a 17% compounded annual return, including interest, dividends, fees and net gains, on 164 exits and repayments of senior debt, subordinated debt and equity investments, totaling $4.7 billion of invested capital. These exits and repayments represent 35% of all amounts invested by American Capital since its August 1997 IPO. Proceeds from these exits and repayments exceeded the total associated prior quarter valuation of the investments by $72 million, or 2%.

THIRD PARTY VALUATION OF PORTFOLIO INVESTMENTS

American Capital’s Board of Directors is responsible for determining the fair value of American Capital’s portfolio investments on a quarterly basis. In that regard, the board retained Houlihan Lokey Howard & Zukin Financial Advisors Inc. (“Houlihan Lokey”) to assist it by having Houlihan Lokey regularly review a designated percentage of fair value determinations. Houlihan Lokey is a leading valuation firm in the U.S., engaged in approximately 1,000 valuation assignments per year for clients worldwide. Each quarter, Houlihan Lokey reviews American Capital’s determination of the fair value of approximately 25% of its portfolio company investments that have been portfolio companies for at least one year and that have a fair value in excess of $10 million. In the fourth quarter of 2006, Houlihan Lokey reviewed valuations of 23 portfolio company investments having an aggregate $1.6 billion in fair value as of the period end. Over the last four quarters, Houlihan Lokey has reviewed 96 portfolio companies totaling $4.9 billion in fair value as of their respective valuation dates. In addition, Houlihan Lokey representatives attend American Capital’s quarterly valuation meetings and provide periodic reports and recommendations to the Audit and Compliance Committee of the Board of Directors.

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American Capital

February 13, 2007

For those portfolio company investments that Houlihan Lokey has reviewed during each applicable period, using the scope of review set forth by American Capital’s Board of Directors, the Board has made a fair value determination that is within the aggregate range of fair value for such investments as determined by Houlihan Lokey.

In addition to its standard scope, American Capital engaged Houlihan Lokey to review the value of both ASAlliances Biofuels, LLC and American Capital Equity Management LLC, a newly formed portfolio company managing American Capital Equity I, a $1 billion private equity fund of which American Capital has no ownership. As of December 31, 2006, the fair value of these investments, as determined by American Capital’s Board, is within the range of fair value for these investments as determined by Houlihan Lokey.

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Financial highlights for the quarter are as follows:

AMERICAN CAPITAL STRATEGIES, LTD.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2006 and 2005

(in millions)

	Q4 2006	Q4 2005	Q4 2006 Versus Q4 2005
			$	%
	(unaudited)
Assets
Investments at fair value (cost of $7,781 and $5,134 respectively)	$8,076	$5,119	$2,957	58%
Cash and cash equivalents	77	97	(20)	-21%
Restricted cash	233	122	111	91%
Interest receivable	44	33	11	33%
Other	179	78	101	129%

Total assets	$8,609	$5,449	$3,160	58%

Liabilities and Shareholders’ Equity
Debt	$3,926	$2,467	$1,459	59%
Derivative agreements	13	2	11	550%
Accrued dividends payable	130	3	127	4233%
Other	198	79	119	151%

Total liabilities	4,267	2,551	1,716	67%

Commitments and contingencies
Shareholders’ equity:

Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	0%
Common stock, $0.01 par value, 200.0 shares authorized, 151.6 and 119.1 issued and 147.6 and 118.9 outstanding, respectively	1	1	—	0%
Capital in excess of par value	3,957	2,943	1,014	34%
Notes receivable from sale of common stock	(7)	(7)	—	0%
Undistributed (distributions in excess of) net realized earnings	111	(22)	133	NM
Net unrealized appreciation (depreciation) of investments	280	(17)	297	NM

Total shareholders’ equity	4,342	2,898	1,444	50%

Total liabilities and shareholders’ equity	$8,609	$5,449	$3,160	58%

NM = Not meaningful.

AMERICAN CAPITAL STRATEGIES, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Twelve Months Ended December 31, 2006 and 2005

(in millions, except per share data)

(unaudited)

	Three Months Ended December 31,		Three Months Ended December 31, 2006 Versus 2005		Fiscal Year Ended December 31,		Fiscal Year Ended December 31, 2006 Versus 2005
	2006	2005	$	%	2006	2005	$	%
OPERATING INCOME:
Interest and dividend income	$202	$127	$75	59%	$669	$426	$243	57%
Asset management and other fee income	42	46	(4)	(9)%	191	129	62	48%

Total operating income	244	173	71	41%	860	555	305	55%

OPERATING EXPENSES:
Interest	57	33	24	73%	190	101	89	88%
Salaries, benefits and stock-based compensation	59	30	29	97%	161	86	75	87%
General and administrative	22	14	8	57%	73	41	32	78%

Total operating expenses	138	77	61	79%	424	228	196	86%

OPERATING INCOME BEFORE INCOME TAXES	106	96	10	10%	436	327	109	33%

Benefit (provision) for income taxes	7	(5)	12	NM	(11)	(13)	2	15%

NET OPERATING INCOME	113	91	22	24%	425	314	111	35%

Net realized gain (loss) on investments
Portfolio company investments	68	6	62	1033%	175	45	130	289%
Taxes on net realized gain	(17)	—	(17)	100%	(17)	—	(17)	100%
Derivative agreements	4	(1)	5	NM	15	(9)	24	NM

Total net realized gain	55	5	50	1000%	173	36	137	381%

REALIZED EARNINGS	168	96	72	75%	598	350	248	71%

Net unrealized appreciation (depreciation) of investments
Portfolio company investments	128	(27)	155	NM	276	(17)	293	NM
Unrealized gain on exchange rate	18	—	18	100%	32	—	32	100%
Derivative agreements	(2)	11	(13)	NM	(11)	32	(43)	NM

Total net unrealized appreciation (depreciation)	144	(16)	160	NM	297	15	282	1880%

INCREASE IN NET ASSETS RESULTING FROM OPERATIONS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	312	80	232	290%	895	365	530	145%
Cumulative effect of accounting change, net of tax (1)	—	—	—	0%	1	—	1	100%

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS (“EARNINGS”)	$312	$80	$232	290%	$896	$365	$531	145%

NET OPERATING INCOME PER COMMON SHARE*:
Basic	$0.78	$0.82	$(0.04)	-5%	$3.15	$3.16	$(0.01)	0%
Diluted	$0.76	$0.80	$(0.04)	-5%	$3.11	$3.10	$0.01	0%
REALIZED EARNINGS PER COMMON SHARE*:
Basic	$1.16	$0.86	$0.30	35%	$4.43	$3.53	$0.90	25%
Diluted	$1.13	$0.85	$0.28	33%	$4.37	$3.45	$0.92	27%
EARNINGS PER COMMON SHARE*:
Basic	$2.15	$0.72	$1.43	199%	$6.63	$3.68	$2.95	80%
Diluted	$2.10	$0.71	$1.39	196%	$6.55	$3.60	$2.95	82%
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	145.2	111.0	34.2	31%	135.1	99.3	35.8	36%
Diluted	148.4	112.6	35.8	32%	136.8	101.4	35.4	35%
DIVIDENDS DECLARED PER COMMON SHARE	$0.88	$0.82	$0.06	7%	$3.33	$3.08	$0.25	8%

NM	= Not meaningful.

*	May not recalculate due to rounding.

(1)	Effective January 1, 2006, American Capital adopted FASB Statement No. 123 (revised 2004), “Share-Based Payment,” a revision to FASB Statement No. 123 (“SFAS 123R”). American Capital had adopted SFAS 123R using the “modified prospective” method. Effective January 1, 2003, American Capital adopted the fair-value-based method of accounting for stock-based compensation plans for all stock options granted in 2003 and forward as permitted under FASB Statement No. 148. All of American Capital’s stock options granted prior to January 1, 2003, which were accounted for under APB No. 25 and not expensed in the consolidated statements of operations, were fully vested as of January 1, 2006 and therefore, no additional stock compensation costs for those stock option grants will be recorded as a result of the adoption of SFAS 123R. Under FASB Statement No. 123, American Capital elected to adjust compensation costs for forfeitures when the unvested awards were actually forfeited. Upon the adoption of SFAS 123R, American Capital recorded a cumulative effect of an accounting change for an adjustment to compensation costs recognized in prior periods to record forfeitures based on the amounts that would have been estimated during those periods.

AMERICAN CAPITAL STRATEGIES, LTD.

OTHER FINANCIAL INFORMATION

Year and Quarter Ended December 31, 2006 and 2005

(dollars in millions, except per share data)

(unaudited)

	Q4 2006	Q4 2005	Q4 2006 Versus Q4 2005				2006 Versus 2005
			$	%	2006	2005	$	%
Assets Under Management:
American Capital assets at Fair Value (2)	$7,305	$4,923	$2,382	48%
European Capital assets at Fair Value	1,423	213	1,210	568%
American Capital Equity I assets at Fair Value	803	—	803	100%
CLO Warehouse assets at Fair Value	268	—	268	100%

Total	$9,799	$5,136	$4,663	91%

Capital Resources Under Management:
American Capital assets at Fair Value plus Available Capital Resources (2)	$7,689	$6,320	$1,369	22%
European Capital assets at Fair Value plus Available Capital Resources	1,584	605	979	162%
American Capital Equity I assets at Fair Value plus Available Capital Resources	1,046	—	1,046	100%
CLO Warehouse assets at Fair Value	268	—	268	100%

Total	$10,587	$6,925	$3,662	53%

New Investments:
Senior Debt	$1,050	$383	$667	174%	$2,504	$1,396	$1,108	79%
Subordinated Debt	196	193	3	2%	1,023	859	164	19%
Preferred Equity	146	170	(24)	-14%	790	487	303	62%
Common Equity	43	64	(21)	-33%	167	759	(592)	-78%
Common Equity warrants	7	87	(80)	-92%	92	113	(21)	-19%
CMBS Investments	155	81	74	91%	414	81	333	411%
CDO/CLO Investments	63	—	63	100%	146	19	127	668%

Total	$1,660	$978	$682	70%	$5,136	$3,714	$1,422	38%

American Capital Sponsored Buyouts	$360	$565	$(205)	-36%	$2,200	$1,480	$720	49%
Financing for Private Equity Buyouts	716	122	594	487%	1,043	701	342	49%
Direct Investments	153	—	153	100%	263	218	45	21%
Investments in Managed Funds	—	—	—	0%	—	617	(617)	-100%
CMBS Investments	155	80	75	94%	414	81	333	411%
CDO/CLO Investments	63	—	63	100%	146	19	127	668%
Add-on Financing for Buyouts	—	—	—	0%	—	108	(108)	-100%
Add-on Financing for Acquisitions	95	20	75	375%	584	157	427	272%
Add-on Financing for Recapitalizations	105	184	(79)	-43%	442	266	176	66%
Add-on Financing for Growth	—	—	—	0%	2	5	(3)	-60%
Add-on Financing for Working Capital in Distressed Situations	5	3	2	67%	21	15	6	40%
Add-on Financing for Working Capital	8	4	4	100%	21	47	(26)	-55%

Total	$1,660	$978	$682	70%	$5,136	$3,714	$1,422	38%

Exits and Repayments (1):
Scheduled Principal Amortization	$15	$17	$(2)	-12%	$64	$57	$7	12%
Senior Loan Syndications	266	174	92	53%	456	340	116	34%
Principal Prepayments	437	259	178	69%	1,223	687	536	78%
Payment of Accrued Payment-in-kind Interest and Dividends and Original Issue Discount	17	14	3	21%	73	34	39	115%
Sale of Equity Investments	746	81	665	821%	1,102	195	907	465%

Total	$1,481	$545	$936	172%	$2,918	$1,313	$1,605	122%

Appreciation, Depreciation, Gains and Losses:
Gross Realized Gains	$116	$70	$46	66%	$356	$147	$209	142%
Gross Realized Losses	(48)	(64)	16	-25%	(181)	(102)	(79)	-77%

Portfolio Net Realized Gains	68	6	62	1033%	175	45	130	289%
Taxes on Realized Gains	(17)	—	(17)	100%	(17)	—	(17)	100%
Net Realized Gains (Losses) From Interest Rate Derivatives	4	(1)	5	NM	15	(9)	24	NM

Net Realized Gains	55	5	50	1000%	173	36	137	381%

Gross Unrealized Appreciation at 52, 24, 68 and 43 Portfolio Companies	306	55	251	456%	785	243	542	223%
Gross Unrealized Depreciation at 32, 23, 53 and 34 Portfolio Companies	(114)	(79)	(35)	44%	(381)	(222)	(159)	-72%

Current Portfolio Net Unrealized Appreciation (Depreciation)	192	(24)	216	NM	404	21	383	1824%
Net Depreciation From the Recognition of Net Realized Gains	(64)	(3)	(61)	2033%	(128)	(38)	(90)	-237%
Net Unrealized Appreciation for Foreign Currency Translation	18	—	18	100%	32	—	32	100%
Interest Rate Derivatives, net	(2)	11	(13)	NM	(11)	32	(43)	NM

Net Unrealized Appreciation (Depreciation)	144	(16)	160	NM	297	15	282	1880%

Net Gains, Losses, Appreciation and Depreciation	$199	$(11)	$210	NM	$470	$51	$419	822%

Other Financial Data:
Net Asset Value per Share	$29.42	$24.37	$5.05	21%
Market Capitalization	$6,829	$4,306	$2,523	59%
Total Enterprise Value	$10,678	$6,676	$4,002	60%
Credit Quality:
Weighted Average Effective Interest Rate on Debt Investments	12.3%	12.8%
Loans on Non-Accrual at Face	$183	$132	$51	39%
Loans on Non-Accrual at Fair Value	$54	$48	$6	13%
Past Due Loans at Face	$12	$54	$(42)	-78%
Past Due and Non-Accrual Loans at Face as a Percentage of Total Loans	4%	5%
Past Due and Non-Accrual Loans at Fair Value as a Percentage of Total Loans	1%	3%
Number of Portfolio Companies on Non-Accrual and Past Due	14	14
Debt to Equity Conversions at Face Value	$—	$25	$(25)	-100%
Return on Equity:
LTM Net Operating Income Return on Average Equity at Cost	12.0%	13.6%
LTM Realized Earnings Return on Average Equity at Cost	16.9%	15.2%
LTM Earnings Return on Average Equity	24.6%	15.9%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	11.4%	13.3%
Current Period Realized Earnings Return on Average Equity at Cost	17.0%	14.0%
Current Quarter Earnings Return on Average Equity Annualized	29.9%	11.8%
Dividend Coverage (Realized Earnings per Basic Share/Dividend per Share)	1.32x	1.05x

(1)	Excludes Repayments of European Capital Limited Bridge Loans.

(2)	Excludes American Capital’s investment in European Capital

NM = Not meaningful.

	Static Pool
Portfolio Statistics (1) ($ in millions, unaudited)	Pre-1999	1999	2000	2001	2002	2003	2004	2005	2006	Pre-1999 - 2006 Aggregate	2001 - 2006 Aggregate
Internal Rate of Return(2)	10.2%	8.7%	8.2%	21.0%	9.8%	22.8%	19.2%	21.6%	37.5%	16.8%	20.2%
Original Investments and Commitments	$380	$380	$395	$370	$944	$1,370	$2,246	$3,354	$4,099	$13,538	$12,383
Total Exits and Prepayments of Original Investments	$194	$233	$261	$268	$589	$926	$956	$908	$347	$4,682	$3,994
Total Interest, Dividends and Fees Collected	$167	$136	$104	$168	$241	$304	$369	$349	$209	$2,047	$1,640
Total Net Realized (Loss) Gain on Investments	$(27)	$(42)	$(37)	$43	$(11)	$137	$85	$30	$37	$215	$321
Current Cost of Investments	$117	$84	$135	$83	$322	$434	$1,226	$2,325	$3,053	$7,779	$7,443
Current Fair Value of Investments	$108	$63	$131	$55	$251	$477	$1,255	$2,526	$3,190	$8,056	$7,754
Net Unrealized Appreciation/(Depreciation)	$(9)	$(21)	$(4)	$(28)	$(71)	$43	$29	$201	$137	$277	$311
Non-Accruing Loans at Face	$—	$17	$—	$31	$49	$24	$5	$57	$—	$183	$166
Non-Accruing Loans at Fair Value	$—	$7	$—	$10	$13	$9	$—	$15	$—	$54	$47
Equity Interest at Fair Value(9)	$44	$10	$2	$23	$36	$187	$217	$1,362	$885	$2,766	$2,710
Debt to EBITDA(3)(4)(5)	3.0	5.8	6.1	4.2	6.0	5.4	4.7	4.5	4.8	4.8	4.8
Interest Coverage(3)(5)	2.5	1.7	1.8	2.4	1.8	1.7	2.4	2.3	2.0	2.1	2.1
Debt Service Coverage(3)(5)	1.8	1.0	1.7	1.1	1.5	1.3	1.8	1.6	1.8	1.7	1.7
Average Age of Companies(5)	43 yrs	56 yrs	22 yrs	32 yrs	38 yrs	34 yrs	36 yrs	33 yrs	30 yrs	33 yrs	33 yrs
Ownership Percentage(9)	61%	73%	1%	62%	46%	55%	23%	51%	36%	41%	41%
Average Sales(5)(6)	$143	$69	$159	$139	$75	$137	$97	$110	$166	$132	$132
Average EBITDA(5)(7)	$9	$5	$57	$14	$12	$24	$24	$28	$22	$24	$24
Average EBITDA Margin(5)	6.3%	7.2%	35.8%	10.1%	16.0%	17.5%	24.7%	25.5%	13.3%	18.2%	18.2%
Total Sales(5)(6)	$508	$357	$300	$1,709	$477	$1,588	$2,970	$3,603	$6,045	$17,557	$16,392
Total EBITDA(5)(7)	$40	$27	$83	$138	$52	$223	$617	$635	$964	$2,779	$2,629
% of Senior Loans(5)(8)	47%	24%	73%	44%	66%	56%	64%	39%	57%	54%	54%
% of Loans with Lien(5)(8)	54%	43%	76%	100%	100%	98%	90%	86%	88%	88%	89%

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. Investments in government securities and interest rate derivative agreements are excluded.
(2)	Assumes investments are exited at current fair value.
(3)	These amounts do not include investments in which the Company owns only equity.
(4)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.
(5)	Excludes investments in commercial mortgage backed securities, collateralized debt obligations and European Capital Limited.
(6)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(7)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(8)	As a percentage of our total debt investments.
(9)	Excludes investments in commercial mortgage backed securities and collateralized debt obligations.

ADDITIONAL DIVIDEND INFORMATION

American Capital must make certain distributions of its taxable income in order to maintain its tax status as a regulated investment company. Investors can refer to American Capital’s most recent report on Form 10-K for more information about its tax status. American Capital intends to retain net long-term capital gains and treat them as deemed distributions for tax purposes. For its tax year ended September 30, 2006, American Capital retained $43 million of net long-term capital gains that was treated as a deemed distribution to its shareholders. American Capital paid a federal tax of $15 million associated with these gains.

American Capital

February 13, 2007

The taxable income that is distributed as dividends is expected to be treated as ordinary income for tax purposes. Taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. For example, changes in appreciation and depreciation of portfolio investments have no impact on American Capital’s taxable income. American Capital reports the anticipated tax characteristics of each dividend when announced, while the actual tax characteristics of each year’s dividends are reported annually to stockholders on Form 1099DIV. The 2006 dividends of $3.33 per share, were a distribution of ordinary taxable income. The 2007 declared dividend to-date, totaling $0.89 per share, is anticipated to be a distribution of ordinary taxable income.

American Capital’s 2006 ordinary taxable income exceeded its 2006 dividends and it elected to pay a 4% excise tax and retain the excess ordinary taxable income.

DIVIDEND REINVESTMENT PLAN (DRIP)

In appreciation of the loyal support of our shareholders, American Capital’s Dividend Reinvestment Plan grants a 5% discount to the market price for reinvested dividends. Brokerages that have confirmed participation in the DRIP include:

A.G. Edwards

Citigroup-Smith Barney

Fidelity

Merrill Lynch

Morgan Keegan

RBC Dain Rauscher

UBS Financial

Wachovia Securities

Wedbush Morgan

A summary of American Capital’s dividend history and forecast follows. For further dividend history, please visit our website at www.ACAS.com. For more information regarding the DRIP, please visit our website or call our Investor Relations Department at (301) 951-6122.

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American Capital

February 13, 2007

AMERICAN CAPITAL’S DIVIDEND HISTORY

$23.33 DECLARED SINCE AUGUST 1997 IPO AT $15.00 PER SHARE

Year/Quarter	Regular Dividend	% Change of Regular Dividend Over Prior Year	Additional Dividend	Total	% Change of Total Dividend Over Prior Year
Total 1997 to Q1 2007 Declared				$23.33

2007	$3.68	11%	Not Planned	$3.68	11%
Q4 Forecast	$0.96	9%
Q3 Forecast	$0.92	11%
Q2 Forecast	$0.91	11%
Q1 Declared	$0.89	11%

2006	$3.33	9%	$0.00	$3.33	8%
Q4	$0.88	11%
Q3	$0.83	6%
Q2	$0.82	9%
Q1	$0.80	10%

2005	$3.05	7%	$0.03	$3.08	6%
Q4	$0.79	8%
Q3	$0.78	8%
Q2	$0.75	7%
Q1	$0.73	4%

2004	$2.85	4%	$0.06	$2.91	4%
Q4	$0.73	6%
Q3	$0.72	4%
Q2	$0.70	3%
Q1	$0.70	4%

2003	$2.73	7%	$0.06	$2.79	9%
Q4	$0.69	3%
Q3	$0.69	5%
Q2	$0.68	8%
Q1	$0.67	14%

2002	$2.55	15%	$0.02	$2.57	12%
Q4	$0.67	18%
Q3	$0.66	18%
Q2	$0.63	15%
Q1	$0.59	11%

2001	$2.21	13%	$0.09	$2.30	6%
Q4	$0.57	10%
Q3	$0.56	14%
Q2	$0.55	12%
Q1	$0.53	18%

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American Capital

February 13, 2007

Year/Quarter	Regular Dividend	% Change of Regular Dividend Over Prior Year	Additional Dividend	Total	% Change of Total Dividend Over Prior Year

2000	$1.95	14%	$0.22	$2.17	25%
Q4	$0.52	18%
Q3	$0.49	14%
Q2	$0.49	14%
Q1	$0.45	10%

1999	$1.71	39%	$0.03	$1.74	30%
Q4	$0.44	19%
Q3	$0.43	34%
Q2	$0.43	48%
Q1	$0.41	64%

1998	$1.23	N/A	$0.11	$1.34
Q4	$0.37	76%
Q3	$0.32	N/A
Q2	$0.29	N/A
Q1	$0.25	N/A

1997 Q4	$0.21			$0.21
Total Declared				$23.33

SHAREHOLDER CALL

American Capital invites shareholders, prospective shareholders and analysts to attend the American Capital Shareholder Call on Wednesday, February 14, 2007 at 11:00 am ET. The dial in number will be (888) 428-4480. International callers should dial +1 (651) 291-5254. Please advise the operator you are dialing in for the American Capital Shareholder Call. Shareholder presentations, webcasts and audio recordings can be found in the Investor Relations section of our website at www.ACAS.com.

BEFORE THE CALL:

SLIDE PRESENTATION AVAILABLE IN ADVANCE OF THE SHAREHOLDER CALL

The quarterly shareholder presentation includes a summary slide show to accompany the call that participants may download and print prior to the call. You may wish to take the time to review the slides in advance of the Shareholder Call.

DURING THE CALL:

VIEW STREAMING SLIDE PRESENTATION DURING THE SHAREHOLDER CALL

During the Shareholder Call you may watch and listen to the webcast or listen to the Shareholder Call by phone and step through the slides at your own pace.

AFTER THE CALL:

LISTEN AND VIEW AUDIO SLIDE PRESENTATION AFTER THE CALL

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American Capital

February 13, 2007

The audio of the Shareholder Call combined with the slide presentation will be made available after the call on February 14 on our website. An archive of our audio and slide presentations of our quarterly shareholder calls can be found in the Investor Relations section of our website at www.ACAS.com.

AUDIO ONLY PRESENTATION AVAILABLE AFTER THE SHAREHOLDER CALL:

There will be a phone recording available from 9:30 pm Wednesday, February 14 until 11:59 pm Wednesday, February 28. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701. International callers may dial +1 (320) 365-3844. The access code for both domestic and international callers is 859413.

For further information or questions, please do not hesitate to call our Investor Relations Department at (301) 951-6122.

ABOUT AMERICAN CAPITAL

American Capital is the second largest U.S. publicly traded alternative asset manager with approximately $10 billion in assets under management (second to Fortress (NYSE: FIG)). American Capital, both directly and through its global asset management business, is an investor in management and employee buyouts, private equity buyouts, and early stage and mature private and public companies. American Capital provides senior debt, mezzanine debt and equity to fund growth, acquisitions, recapitalizations and securitizations. American Capital and its affiliates invest from $5 million to $750 million per company in North America and €5 million to €400 million per company in Europe.

As of December 31, 2006, American Capital shareholders have enjoyed a total return of 617% since the Company’s IPO – an annualized return of 23.5%, assuming reinvestment of dividends. American Capital has paid a total of $1.4 billion in dividends and paid or declared $23.33 dividends per share since its August 1997 IPO at $15 per share.

Companies interested in learning more about American Capital’s flexible financing should contact Mark Opel, Senior Vice President, Business Development, at (800) 248-9340, or visit www.AmericanCapital.com or www.EuropeanCapital.com.

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly report on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

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